Exhibit 10.46

THE ACTIVE NETWORK, INC.

NOTICE OF GRANT OF STOCK OPTION

The Active Network, Inc. (the “Company”) has granted to the Participant an option (the “Option”) to purchase certain shares of Stock of the Company pursuant to The Active Network, Inc. Equity Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:

Date of Grant:

Number of Option Shares:	, subject to adjustment as provided by the Option Agreement.

Exercise Price:	$

Initial Vesting Date:

Option Expiration Date:

Tax Status of Option:	Incentive Stock Option Nonstatutory Stock Option

Vested Shares:	Except as provided in the Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio

	Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Participant’s Service as an Employee has not terminated prior to such date

Plus

For each additional full month of the Participant’s continuous Service as an Employee from Initial Vesting Date until the Vested Ratio equals 1/1, an additional

Notwithstanding the foregoing, the options do not become exercisable until the Company’s 15-day moving average stock price on the New York Stock Exchange (based on closing price) meets or exceeds (a) $20.00 within two years from the grant date, (b) $22.50 within three years from the grant date, or (c) $25.00 within four years from the grant date; provided however, each Participant’s Options become exercisable upon vesting following a change in control of the Company (as such term is defined in the Participant’s retention agreement with the Company).

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Option Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

THE ACTIVE NETWORK, INC.		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date

Address:
Address

The 2011 Equity Incentive Plan; Option Agreement and Plan Prospectus are available on the E*Trade website.